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                                                                  Exhibit 99.1


                                             FOR IMMEDIATE RELEASE

CONTACT:

Richard Soloway, CEO                         Stephen D. Axelrod, CFA
                                             Kevin S. Buchel, Senior VP
Andria Arena (Media)
NAPCO Security Systems, Inc.                 Wolfe Axelrod Weinberger Assoc. LLC
(631) 842-9400 ext. 120                      (212) 370-4500; (212) 370-4505 fax
                                             steve@wolfeaxelrod.com



                         NAPCO SECURITY SYSTEMS, INC.
                                TICKER SYMBOL
                             REVERTS BACK TO NSSC

      - Company in Compliance with NASDAQ National Market Requirements -

AMITYVILLE, NEW YORK - FEBRUARY 23, 2004 -- NAPCO Security Systems, Inc. (Nasdaq: NSSCE) one of the world's leading suppliers of high performance electronic security equipment for over 30 years, announced today that it has been informed by NASDAQ that as a result of being in compliance with NASDAQ National Market's filing requirements, NAPCO's stock ticker will revert back to NSSC from NSSCE at the beginning of trading tomorrow morning.

                        -----------------------------

NAPCO Security Systems, Inc. is one of the world's leading manufacturers of technologically advanced electronic security equipment including burglary and fire alarm systems, access control products and electronic locking devices. The Company's products, including those of Alarm Lock and Continental Instruments, feature some of the most popular and best-selling control panels, sensors, locking devices and access control systems. They are used in residential, commercial, institutional and industrial applications. NAPCO security products have earned a reputation for technical excellence, reliability and innovation, poising the Company for revenue growth in the rapidly expanding electronic security market; a market whose current size exceeds $25 billion.

For additional information on NAPCO, please visit the Company's web site at www.napcosecurity.com

This press release contains forward-looking statements that involve numerous risks and uncertainties. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in the Company's filings with the Securities and Exchange Commission.